Exhibit (a)(1)(xvi)
AMENDED NOTICE OF GUARANTEED DELIVERY FOR
(SERIES A COMMON STOCK)

LIBERTY GLOBAL, INC.

OFFER TO PURCHASE FOR CASH
UP TO 7,142,857 SHARES OF ITS SERIES A COMMON STOCK,
PAR VALUE $0.01 PER SHARE,
AT A PURCHASE PRICE NOT GREATER THAN $35.00
NOR LESS THAN $28.20 PER SHARE

The Tender Offer, the Proration Period and Withdrawal Rights have been extended and will now expire at 5:00 p.m., New York City time on Thursday April 19, 2007, unless the Tender Offer is further extended.

As set forth in Section 3 of the offer to purchase, dated March 6, 2007, of Liberty Global, Inc., as amended and restated on March 30, 2007 (the “Original Offer to Purchase”), this amended notice of guaranteed delivery, or a facsimile hereof, must be used to accept the Series A tender offer if:

(a) certificates representing shares of Series A common stock, par value $0.01 per share, of Liberty Global, Inc., a Delaware corporation, cannot be delivered prior to the “expiration date” (as defined in Section 1 of the Original Offer to Purchase); or

(b) the procedure for book-entry transfer cannot be completed before the expiration date; or

(c) time will not permit a properly completed and duly executed amended letter of transmittal, or manually signed facsimile thereof, and all other required documents to reach the Depositary referred to below before the expiration date.

This form or a facsimile of it, signed and properly completed, may be delivered by hand or transmitted by facsimile transmission or mailed to the Depositary so that it is received by the Depositary before the expiration date. See Section 3 of the Offer to Purchase.

The Depositary for the Offer is:

COMPUTERSHARE SHAREHOLDER SERVICES, INC.

By Mail:	By Overnight Delivery:
Computershare Shareholder Services, Inc.	Computershare Shareholder Services, Inc.
P.O. Box 859208	161 Bay State Drive
Braintree, MA 02185-9208	Braintree, MA 02184
Attn: Corporate Actions	Attn: Corporate Actions

By Facsimile Transmission (For Eligible Institutions Only):
Facsimile Transmission:
781-380-3388

To Confirm Facsimile Transmissions (For Eligible Institutions Only):
Confirm Receipt of Facsimile
By Telephone:
781-930-4900

DELIVERY OF THIS AMENDED NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN THOSE SHOWN ABOVE OR TRANSMISSION OF INSTRUCTIONS VIA A FACSIMILE NUMBER OTHER THAN THE ONE LISTED ABOVE DOES NOT CONSTITUTE A VALID DELIVERY. DELIVERIES TO LIBERTY GLOBAL, INC. OR THE INFORMATION AGENT WILL NOT BE FORWARDED TO THE DEPOSITARY AND THEREFORE WILL NOT CONSTITUTE VALID DELIVERY. DELIVERIES TO THE BOOK-ENTRY TRANSFER FACILITY (AS DEFINED IN THE ORIGINAL OFFER TO PURCHASE) WILL NOT CONSTITUTE VALID DELIVERY TO THE DEPOSITARY.

This amended notice of guaranteed delivery form is not to be used to guarantee signatures. If a signature on the amended letter of transmittal is required to be guaranteed by an “eligible guarantor institution” (as defined in Section 3 of the Original Offer to Purchase) under the instructions thereto, such signature must appear in the applicable space provided in the signature box on the amended letter of transmittal.

Ladies and Gentlemen:

The undersigned hereby tenders to Liberty Global, Inc. shares of Series A common stock at a price per Series A share not greater than $35.00 nor less than $28.20 net to the seller in cash, less any applicable withholding taxes, without interest, upon the terms and subject to the conditions set forth in the Original Offer to Purchase, the Supplement to the Original Offer to Purchase and the related amended letter of transmittal (which together, as each of which may be amended and supplemented from time to time, constitute the Series A tender offer), receipt of which are hereby acknowledged, the number of shares of Series A common stock of Liberty Global, Inc. indicated below.

Number of shares of Series A common stock:

Certificate No(s). (if available):

Name(s):

(Please Type or Print)

Address(es) including Zip Code:

Area Code and Telephone Number(s):

Signature(s):

Dated:           , 2007.

If shares of Series A common stock will be tendered by book-entry transfer, provide the following information:

Account Number at Book-Entry Transfer Facility:

Stockholders that previously tendered shares under the Original Offer to Purchase and checked the box entitled “Series A Shares Tendered at Price Determined Pursuant to the Series A Tender Offer” on the original notice of guaranteed delivery that do not wish to change that direction, do not need to complete an amended notice of guaranteed delivery.

All other notices of guaranteed delivery delivered in connection with the Original Offer to Purchase are no longer effective. Those stockholders must complete and return an amended notice of guaranteed delivery signed by an “Eligible Guarantor Institution” in order to properly tender their shares.

CHECK EXACTLY ONE BOX. IF YOU CHECK MORE THAN ONE BOX, OR IF YOU DO NOT CHECK ANY BOX, YOU WILL HAVE FAILED TO VALIDLY TENDER ANY SERIES A SHARES

SERIES A SHARES TENDERED AT PRICE DETERMINED PURSUANT TO THE SERIES A TENDER OFFER
(See Instruction 6 of the Amended Letter of Transmittal)

☐	The undersigned wants to maximize the chance of having Liberty Global purchase all Series A shares the undersigned is tendering (subject to the possibility of proration), as the case may be. Accordingly, by checking this one box instead of one of the price boxes below, the undersigned hereby tenders Series A shares and is willing to accept the purchase price determined by Liberty Global pursuant to the Series A tender offer. If you agree to accept the purchase price determined by Liberty Global, your Series A shares will be deemed to be tendered at the minimum price of $28.20 per share. You should understand that this election may lower the purchase price paid for all purchased Series A shares in the Series A tender offer and could result in your Series A shares being purchased at the minimum price of $28.20 per share.

—OR—
SERIES A SHARES TENDERED AT PRICE DETERMINED BY STOCKHOLDER
(See Instruction 6 of the Amended Letter of Transmittal)

By checking one of the boxes below instead of the box above, the undersigned hereby tenders Series A shares at the price checked. This action could result in none of the Series A shares being purchased if the purchase price for the Series A shares is less than the price checked below. A stockholder who desires to tender Series A shares at more than one price must complete a separate amended letter of transmittal for each price at which the stockholder tenders such shares. You cannot tender the same Series A shares at more than one price, unless you have previously validly withdrawn those shares tendered at a different price in accordance with Section 4 of the Offer to Purchase.

Price (in dollars) per Series A share at which Series A shares are being tendered:

☐ $28.20	☐ $29.10	☐ $30.00	☐ $30.90	☐ $31.80	☐ $32.70	☐ $33.60	☐ $34.50
☐ $28.30	☐ $29.20	☐ $30.10	☐ $31.00	☐ $31.90	☐ $32.80	☐ $33.70	☐ $34.60
☐ $28.40	☐ $29.30	☐ $30.20	☐ $31.10	☐ $32.00	☐ $32.90	☐ $33.80	☐ $34.70
☐ $28.50	☐ $29.40	☐ $30.30	☐ $31.20	☐ $32.10	☐ $33.00	☐ $33.90	☐ $34.80
☐ $28.60	☐ $29.50	☐ $30.40	☐ $31.30	☐ $32.20	☐ $33.10	☐ $34.00	☐ $34.90
☐ $28.70	☐ $29.60	☐ $30.50	☐ $31.40	☐ $32.30	☐ $33.20	☐ $34.10	☐ $35.00
☐ $28.80	☐ $29.70	☐ $30.60	☐ $31.50	☐ $32.40	☐ $33.30	☐ $34.20
☐ $28.90	☐ $29.80	☐ $30.70	☐ $31.60	☐ $32.50	☐ $33.40	☐ $34.30
☐ $29.00	☐ $29.90	☐ $30.80	☐ $31.70	☐ $32.60	☐ $33.50	☐ $34.40

You will not have validly tendered your Series A shares unless you check one and only one box in this frame.

ODD LOTS
(See Instruction 11 of the Amended Letter of Transmittal)

To be completed only if the Series A shares are being tendered by or on behalf of a person owning beneficially or of record an aggregate of fewer than 100 Series A shares. The undersigned either (check one box):

☐	is the beneficial or record owner of an aggregate of fewer than 100 Series A shares, all of which are being tendered; or

☐	is a broker, dealer, commercial bank, trust company or other nominee that (a) is tendering for the beneficial owner(s) thereof, shares with respect to which it is record holder and (b) believes, based upon representations made to it by such beneficial owner(s), that each such person is the beneficial or record owner of an aggregate of fewer than 100 Series A shares and is tendering all of such shares.

In addition, the undersigned is tendering Series A shares either (check one box):

☐	at the price determined by Liberty Global pursuant to the tender offer (persons checking this box need not indicate the price per share above); or

☐	at the price per share indicated under “Series A Shares Tendered At Price Determined By Stockholder” in this Amended Notice of Guaranteed Delivery.

CONDITIONAL TENDER
(See Instruction 7 of the Amended Letter of Transmittal)

A tendering stockholder may condition his or her tender of Series A shares upon Liberty Global purchasing a specified minimum number of the Series A shares tendered by the tendering stockholder, all as described in Section 6 of the Offer to Purchase. Unless at least that minimum number of Series A shares indicated below is purchased from the tendering stockholder by Liberty Global pursuant to the terms of the Series A tender offer, none of the Series A shares tendered by the tendering stockholder will be purchased. It is the tendering stockholder’s responsibility to calculate that minimum number of Series A shares that must be purchased from the tendering stockholder if any are purchased, and each stockholder is advised to consult his or her own tax advisor. Unless this box has been checked and a minimum specified, the tender will be deemed unconditional.

☐	The minimum number of Series A shares that must be purchased from the tendering stockholder, if any are purchased, is: shares.

If, because of proration, the minimum number of Series A shares designated will not be purchased, Liberty Global may accept conditional tenders by random lot, if necessary. However, to be eligible for purchase by random lot, the tendering stockholder must have tendered all of his or her Series A shares and, if true, checked the following box:

☐	The tendered Series A shares represent all Series A shares held by the undersigned.

GUARANTEE
(NOT TO BE USED FOR SIGNATURE GUARANTEE)

THE UNDERSIGNED, A BANK, BROKER, DEALER, CREDIT UNION, SAVINGS ASSOCIATION OR OTHER ENTITY WHICH IS A MEMBER IN GOOD STANDING OF THE SECURITIES TRANSFER AGENTS MEDALLION PROGRAM OR AN “ELIGIBLE GUARANTOR INSTITUTION,” AS SUCH TERM IS DEFINED IN RULE 17Ad-15 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED, EACH OF THE FOREGOING CONSTITUTING AN “ELIGIBLE GUARANTOR INSTITUTION,” GUARANTEES THE DELIVERY TO THE DEPOSITARY OF THE SHARES TENDERED HEREBY, IN PROPER FORM FOR TRANSFER, OR A CONFIRMATION THAT THE SHARES TENDERED HEREBY HAVE BEEN DELIVERED UNDER THE PROCEDURE FOR BOOK-ENTRY TRANSFER SET FORTH IN THE ORIGINAL OFFER TO PURCHASE INTO THE DEPOSITARY’S ACCOUNT AT THE BOOK-ENTRY TRANSFER FACILITY, TOGETHER WITH A PROPERLY COMPLETED AND DULY EXECUTED AMENDED LETTER OF TRANSMITTAL, OR A MANUALLY SIGNED FACSIMILE THEREOF, AND ANY OTHER REQUIRED DOCUMENTS, ALL WITHIN THREE NASDAQ GLOBAL SELECT MARKET TRADING DAYS OF THE DATE HEREOF.

Name of Firm:

AUTHORIZED SIGNATURE

Name:
(Please Type or Print)

Title:

Address:
Zip Code

Area Code and Telephone Number:

Dated:           , 2007

DO NOT SEND SHARE CERTIFICATES WITH THIS AMENDED NOTICE OF GUARANTEED DELIVERY. SHARE CERTIFICATES SHOULD BE SENT WITH YOUR AMENDED LETTER OF TRANSMITTAL.

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